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                                                                    Exhibit 3.12



                                     BY-LAWS

                                       of

                             FLORIDA LADDER COMPANY

                             (a Florida corporation)

                        Amended and Restated May 15, 1997


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                                     BY-LAWS

                                       of

                             FLORIDA LADDER COMPANY

                                    ARTICLE I

                                  Shareholders
                                  ------------


Section 1 - Annual Meeting
--------------------------

         The annual meeting of the shareholders of the corporation for the election of directors, consideration of reports to be presented at such meeting and the transaction of such other business as may properly come before such meeting shall be held in March of each year at such place (within or without the State of Florida), date and time as the board of directors of the corporation may designate.

Section 2 - Special Meetings
----------------------------

         Special meetings of the shareholders may be called at any time by the president or the board of directors.

Section 3 - Notice of Meetings
------------------------------

         Written notice of each meeting of the shareholders shall be given by, or at the direction of, the person or persons authorized to call such meeting to each shareholder of record entitled to vote at such meeting at least ten days but not more than sixty days prior to the day named for such meeting.

                                   ARTICLE II

                               Board of Directors
                               ------------------

Section 1 - Number and Term of Office
-------------------------------------

         The business and affairs of the corporation shall be managed by a board of directors consisting of such number of members, not less than three nor more than ten, as shall be fixed by the board of directors from time to time. Directors shall be elected at an annual meeting of the shareholders for a term ending with the next annual meeting of shareholders and shall hold office until their successors are elected.


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Section 2 - The Chairman of the Board
-------------------------------------

         The Board of Directors shall elect a Chairman of the Board. The Chairman when present shall preside at all meetings of the Shareholders and of the Board of Directors.

Section 3 - Election of Officers
--------------------------------

         Immediately after election by the shareholders, the board of directors shall meet and elect and fix the compensation of the officers of the corporation who shall hold office for a term ending with the first meeting of the board of directors following the next annual meeting of shareholders and until their successors are elected.

Section 4 - Regular Meetings
----------------------------

         The first regular meeting of the board of directors each year shall be held immediately following the adjournment of the annual meeting of the shareholders that year. Other regular meetings of the board of directors shall be held at such times and places as may be fixed by the board.

Section 5 - Special Meetings
----------------------------

         Special meetings of the board of directors may be called at any time by the president or by any two directors. The secretary shall give written notice of each special meeting to each director at least two days prior to the day of the meeting.

Section 6 - Participation in Meetings
-------------------------------------

         One or more directors may participate in a meeting of the board of directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

Section 7 - Quorum
------------------

         A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors.

Section 8 - Removal; Vacancies
------------------------------

         The board of directors may at any time declare vacant the office of a director who is unable to function as a director because of illness or for any other reason. Vacancies in the board of directors shall be filled by a majority of the remaining members of the board though less than a quorum and each person so elected shall be a director until his successor is elected.

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Section 9 - Committees
----------------------

         The board of directors may create an executive committee, or any other committee, and may delegate to such committee or committees such authority as the board of directors may determine except that no such committee shall have the authority to:

               (a) Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;

               (b) Designate candidates for the office of director for purposes of proxy solicitation or otherwise;

               (c) Fill vacancies on the board of directors or any committee thereof;

               (d)  Amend these By-laws;

               (e) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the board of directors; or

               (f) Authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares except that the board of directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the board by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion and voting or preferential rights and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Florida Department of State.


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Section 10 - Powers
-------------------

The board of directors shall manage the business and affairs of the corporation. In addition to the powers and authority by these By-Laws expressly conferred upon them, the board of directors may exercise all such powers and do all such lawful acts and things as are not by statute, by these By-Laws or by the corporation's Articles of Incorporation directed or required to be exercised or done by the shareholders.

                                   ARTICLE III

                                    Officers
                                    --------

Section 1 - Number of Election
------------------------------

         The officers of the corporation shall consist of a president, one or more vice presidents, the secretary and one or more assistant secretaries and the treasurer and one or more assistant treasurers, all of whom shall be elected for terms of one year by the board of directors at its first regular meeting each year and shall at all times be subject to the direction and control of the board of directors.

Section 2 - Powers and Duties
-----------------------------

         The president and the other officers of the corporation shall each have such powers and duties as generally pertain to their respective offices and such further powers and duties as from time to time may be confirmed upon them by the board of directors.

Section 3 - Absence or Inability to Act
---------------------------------------

         In the case of absence or inability to act of any officer of the corporation, or of any person authorized to act in his place, the board of directors may from time to time delegate the powers or duties of such officer to any other officer, any director or any other person whom it may select.

Section 4 - Salaries
--------------------

         The salaries of officers of the corporation elected by the board of directors shall be fixed by the board of directors.

Section 5 - Vacancies
---------------------

         The board of directors shall have power to fill any vacancies in any office occurring for whatever reason.



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Section 6 - Bonds
-----------------

         Any officer may be required by the board of directors to give bond for the faithful discharge of his duties in such sum, with such surety or sureties and of such character as the board may from time to time prescribe.

Section 7 - Removal
-------------------

         Any officer elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby.

                                   ARTICLE IV

                              Certificates of Stock
                              ---------------------

Section 1 - Form
----------------

         Certificates for shares shall bear the signatures of the president or a vice president and the secretary or an assistant secretary and shall contain such statements as are required by law or by these By-Laws and shall otherwise be in such form as the board of directors may from time to time determine or approve.

Section 2 - Transfers
---------------------

         Shares shall be transferable on the books of the corporation by the holders thereof, in person or by duly authorized attorney, upon surrender and cancellation, for certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto and with such proof of the authenticity of the signatures as the corporation or its agents may reasonably require.

Section 3 - Lost Certificates
-----------------------------

         No certificates for shares shall be issued in place of any certificate alleged to have been lost, stolen or destroyed except upon indemnification of the corporation and its agents to such extent and in such manner as the board of directors may from time to time prescribe or require.



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                                    ARTICLE V

                                  Miscellaneous
                                  -------------

Section 1 - Dividends
---------------------

         Subject to any restrictions imposed by statute, the board of directors may declare and pay dividends only out of unreserved and unrestricted earned surplus of the corporation.

Section 2 - Negotiable Instruments
----------------------------------

         All checks, drafts, bills of exchange, notes, acceptances, obligations and other instruments for the payment of money shall be signed in the name of the corporation by such officer or officers or person or persons as the board of directors may from time to time authorize.

Section 3 - Contracts
---------------------

         The board of directors may authorize any officer or officers or agent or agents to enter into or execute and deliver in the name and on behalf of the corporation any and all deeds, bonds, mortgages, contracts and other obligations or instruments.

Section 4 - Corporate Seal
--------------------------

         The seal of the corporation shall be in such form as the board of directors may designate or approve.

Section 5 - Fiscal Year
-----------------------

         The fiscal year of the corporation shall end on the 31st day of December of each year or at the end of such other month as the board of directors may by resolution designate.

                                   ARTICLE VI

                                 Indemnification
                                 ---------------

         Directors and officers of the corporation shall be indemnified as of right, and shall be entitled as of right to advancement of expenses, to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the corporation or otherwise) arising out of their service to the corporation or to another organization at the corporation's request. Persons who are not directors or officers of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors. The corporation may maintain

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insurance to protect itself and any such director, officer or other person against any liability, cost or expense incurred in connection with any such action, suit or proceeding.

                                   ARTICLE VII

                                   Amendments
                                   ----------

         These By-Laws may be amended, altered, repealed or added to at any regular or special meeting of the board of directors duly convened after notice to the directors of that purpose and the powers hereby conferred to amend, alter, repeal or add to these By-Laws shall be exercised by a majority vote of the members of the board of directors.



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